UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2025
VISA INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33977	26-0267673
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 8999
San Francisco,
California	94128-8999
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 432-3200

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	V	New York Stock Exchange
1.500% Senior Notes due 2026	V26	New York Stock Exchange
2.250% Senior Notes due 2028	V28	New York Stock Exchange
2.000% Senior Notes due 2029	V29	New York Stock Exchange
3.125% Senior Notes due 2033	V33	New York Stock Exchange
2.375% Senior Notes due 2034	V34	New York Stock Exchange
3.500% Senior Notes due 2037	V37	New York Stock Exchange
3.875% Senior Notes due 2044	V44	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events.

On November 10, 2025, Visa Inc. (the "Company") reached a proposed settlement that resolves claims against the Company, Mastercard and other defendants brought by the injunctive relief class in a lawsuit that is part of the long-standing multi-district litigation entitled In re Payment Card Interchange Fee and Merchant Discount Antitrust Litigation.
The proposed settlement with U.S. merchants of all sizes would provide meaningful relief, more flexibility and options to control how they accept payments from their customers.
The terms of the settlement include:
•Credit surcharging. Merchants will have more options to surcharge, including if they do not surcharge other credit networks.
•Honor All Cards. Merchants will be able to choose whether to accept U.S. credit cards in distinct categories—commercial, premium consumer and standard consumer.
•Lower interchange. The settlement provides for a reduction of the U.S. combined average effective credit interchange rate by 10 bps for five years.
•Interchange rate certainty. The settlement will cap posted U.S. credit interchange rates for five years. In addition, standard U.S. consumer credit rates will be capped at 125 bps through the term of the agreement.
•Merchant education. A new merchant education program about payment acceptance and cost management will be available to merchants of all sizes.
The settlement agreement is subject to approval by the court. The full text of the settlement agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Forward-Looking Statements
This 8-K contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are identified by words such as “will,” “is expected,” and other similar expressions. Examples of forward-looking statements include, but are not limited to, the terms of the settlement agreement and expectations regarding the impact of the settlement agreement.
By their nature, forward-looking statements: (i) speak only as of the date they are made; (ii) are not statements of historical fact or guarantees of future performance; and (iii) are subject to risks, uncertainties, assumptions or changes in circumstances that are difficult to predict or quantify. Therefore, actual results could differ materially and adversely from Visa’s forward-looking statements due to a variety of factors, including the timing and outcome of the court approval process, Visa’s ability to recognize the intended benefits of the settlement, Visa’s ability to effect its obligations under the settlement agreement, and various other factors, including those contained in our Annual Report on Form 10-K for the fiscal year ended September 30, 2025, and our other filings with the U.S. Securities and Exchange Commission.
You should not place undue reliance on such statements. Except as required by law, we do not intend to update or revise any forward-looking statements as a result of new information, future developments or otherwise.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
99.1	Settlement Agreement dated November 10, 2025
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISA INC.

Date:	November 10, 2025	By:	/s/ Chris Suh
Chris Suh Chief Financial Officer